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                                                                EXHIBIT 10.4

                                WAREHOUSE LEASE

     Agreement of Warehouse Lease made the 23rd day of May, 1995, between LANTER COMPANY, a Delaware corporation, having its principal office at 1600 Collinsville Avenue, Madison, Illinois 62060 (hereinafter referred to as "Lessor") and AMERICAN ITALIAN PASTA COMPANY, (hereinafter referred to as "Lessee".)

                                   WITNESSETH

     Lessee is the fee owner of the land described in EXHIBIT A attached hereto and by this reference made a part hereof (the "Land"). Lessor and Lessee do hereby enter into this Lease on the understanding and agreement that Lessee shall transfer the Land to Lessor subsequent to the execution of this Lease. The Lessor shall, and does hereby, demise and lease to the Lessee a building (the "Building"), consisting of 80,834 square feet of warehouse space, together with the Land on which the Building is located, together with all rights, alleys, rights of way, easements and appurtenances belonging or appertaining to the Building or the Land (the Building, Land, and all other improvements, rights, easements and appurtenances relating thereto being hereinafter referred to collectively as the "Premises"), upon the following terms, covenants and conditions. The Building shall be constructed by Lanter, at Lanter's sole cost and expense, in accordance with the Plans and Specifications dated March 3, 1995, prepared by ASI Incorporated for the "New Distribution Center for the Lanter Company in Columbia, South Carolina," (the "Plans and Specifications"). The Building, when fully racked, shall have a net storage capacity of approximately 10,000 pallet positions and a gross storage capacity of approximately 13,300 pallet positions based on a seven-high stacking configuration in a double-deep racking system.

1. TERM - The initial term of this Lease ("Initial Term") shall be for 15 years commencing on the date of actual occupancy of the Premises by the Lessee, or on the date which is thirty (30) days following the date of substantial completion of the Building, whichever is first to occur (hereinafter referred to as the "Commencement Date"). Lessor will use its best efforts to have the Building substantially completed by June 19, 1995. Construction of the Premises shall not be considered substantially complete until (i) it is substantially completed in every respect in accordance with the Plans and Specifications, (ii) a certificate of occupancy for the Building has been issued and delivered to Lessee, and (iii) the Building is in such condition to allow proper storage of Lessee's product therein.

2. RIGHT OF EXTENSION - Lessee is hereby granted three (3) separate options to extend the term of this Lease, each option period to be for five (5) years. Except as to Fixed Rental (hereinafter defined), and as otherwise provided herein, Lessee's occupancy of the Premises during such period(s) shall be on and subject to the same terms and conditions as the Initial Term hereof. This Lease shall automatically renew for each of said extension periods unless Lessee gives written notice to Lessor of its intention not to extend this Lease at least six (6) months prior to the end of the then current term.

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3. RENT -
        (a) Lessee hereby covenants and agrees to pay to Lessor at its office or such other place as Lessor may from time to time designate, as rent for the Premises during the term of this Lease, a rental as set forth below, payable monthly in advance on the first day of each and every month, commencing on the Commencement Date. If the Commencement Date hereunder is other than the first of a month, rental for the partial month shall be prorated on a daily basis.

        (b) INITIAL TERM. Rent for the Initial Term shall consist of:

        1.      FIXED RENTAL = $548,000.000 per year* for the Initial Term,
                               Payable $45,666.66 per month

                *This rental amount assumes that the Building has been fully racked to accommodate a gross storage capacity of 13,300 pallet positions, but that Lessee does not need all of said pallet positions for storage of its pasta and other food products (sometimes referred to herein as Lessee's "product"). At such time as Lessor and Lessee agree in writing that the gross pallet positions needed by Lessee for the storage of Lessee's product exceeds 10,000, Fixed Rental shall be increased to, and Lessee shall pay Fixed Rental in the amount of $553,000 per year for the Initial Term, which amount shall be payable in monthly installments of $46,083.33. In the event that Lessor and Lessee shall enter into a materials handling, operating and service agreement pursuant to which Lessor operates the Premises and provides services related to the storing, packing, loading, and shipping of Lessee's product (sometimes referred to herein as the "Materials Handling Service Agreement"), then Lessor shall give Lessee written notice at such time that more than 10,000 gross pallet positions are needed for the storage of Lessee's product.

        2. VARIABLE RENTAL: Subject to SECTION 11 herein, Variable Rental shall be equal to the sum of real estate taxes and assessments levied, assessed or imposed upon the Premises from and after the Commencement Date, and insurance and maintenance expenses incurred by Lessor for the Premises from and after the Commencement Date and during the term of this Lease (referred to collectively as the "Variable Rental Elements"). Utilities are to be paid directly by Lessee as hereinafter provided. Maintenance expenses shall consist of all expenses necessary to maintain all portions of the Premises in good repair, including the racks, the heating and cooling system, docks and accessories, security system, fire prevention equipment, routine housekeeping, rodent control, upkeep, maintenance and repair of grounds, driveways, and parking areas and any expenses necessary to maintain the compatibility of the Premises with the storage of food products. Notwithstanding the foregoing, in no event shall the Variable Rental Elements




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          include, or Lessee be liable for or be required to pay, any of the following: (i) repairs that are attributable to any latent defects (latent defects as used herein shall mean a defect which is a departure from the Plans and Specifications not apparent upon an ordinary and reasonable inspection by a professional engineer qualified to make such inspection); (ii) costs attributable to any construction defects or to correct any work not in compliance with the Plans and Specifications; (iii) costs covered by any warranty or guaranty; (iv) costs related to casualties or liabilities which are reimbursed by insurance; (v) costs attributable to Lessor's negligence; (vi) debt service; (vii) the costs of capital improvements to the Premises, unless Lessee has approved such costs in advance in writing; or (viii) maintenance and repair costs in excess of $2,500, unless Lessee has approved such costs in advance in writing.

          Subject to SECTION 6 hereof, Lessor shall pay all real estate taxes and insurance premiums for the Premises and forward copies of said bills and evidence of payment thereof to Lessee. Lessee shall reimburse Lessor for the amounts shown as paid on said bills within 15 days of Lessee's receipt of said bills. Lessor will provide an itemized bill of its maintenance expenses for the Premises to Lessee on a monthly basis. Lessee shall reimburse Lessor for said maintenance expenses with 15 days of Lessee's receipt of said statements.


          (c) EXTENSION TERM. Rent for any extension term of this Lease shall consist of (i) Fixed Rental in an amount to be negotiated in good faith by Lessor and Lessee with the understanding and agreement that the Fixed Rental for any extension term shall be significantly lower than the Fixed Rental for the Initial Term; and (ii) Variable Rental as set forth in (b) above.

4.  OPTION TO PURCHASE THE LEASED PREMISES -

          (a) EXERCISE OF OPTION. Lessee shall have the right and option to purchase the Premises at any time during the Initial Term or any extension term of this Lease only upon the terms and conditions stated below. Lessee shall exercise its aforesaid option by giving Lessor written notice of Lessee's election to exercise its option and specifying the date, time and place of closing, which date (the "Closing Date") shall be neither earlier than thirty
(30) days nor later than sixty (60) days after the notice is given.

          (b) QUALITY OF TITLE. If said notice of election to purchase be given as aforesaid, Lessor shall and covenants and agrees to sell and convey title to the Premises to Lessee (said title to be subject to the same exceptions, easements and other matters to which title was subject at the time title was conveyed by Lessee to Lessor, except as hereinafter provided) on the Closing Date free and clear of all liens and encumbrances whatsoever except (i) those described on EXHIBIT B attached hereto, (ii) those to which the Leased Premises became subject with Lessee's written consent, or which resulted from any failure of Lessee to perform any of its agreements or obligations under this Lease, and
(iii) taxes and assessments, general and special, for the then



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current year, if any (the "Permitted Encumbrances"). Lessee's rights under this
SECTION 4 shall be prior to the lien of any mortgage (and collateral mortgage documents) on the Premises, so long as, in connection with closing, Lessee agrees that all or a designated portion of the Purchase Price be paid to such mortgagee, as specified in writing by Lessor and such mortagee.

        (c) OPTION TERMS AND PURCHASE PRICE. Lessee shall have the right to purchase the Premises only upon the conditions set forth in this Section 4 and for the price and sums (the "Purchase Price") as follows:

             1. If (i) the stock ownership of Lessor by the Lanter Family, as hereafter defined, falls below 50% of the total voting power of all stock entitled to vote; (ii) Lessor sells, transfers or conveys the Premises to a person or entity other than Lessee, a member of the Lanter Family or an entity controlled by the Lanter Family; or (iii) Lessor is unable or refuses to finance or construct an expansion of the Premises, as requested by Lessee pursuant to SECTION 32 hereof (unless Lessor's refusal is based upon (x) a material adverse change in the financial condition of Lessee or (y) the failure of Lessor and Lessee to reach agreement, upon good faith negotiations, as to the terms and conditions of the expansion), then at Lessee's option, Lessee may purchase the Premises from the first anniversary date of the Commencement Date of this Lease for the price set forth below based upon the Closing Date of the purchase of the Premises:

                 (i) From the first anniversary date of the Commencement Date of this Lease but before the second anniversary date of the Commencement Date of this Lease the purchase price shall be $3,855,000.00

                 (ii) From the second anniversary date but before the third anniversary date $3,748,000.00

                 (iii) From the third anniversary date but before the fourth anniversary date $3,629,000.00

                 (iv) From the fourth anniversary date but before the fifth anniversary date $3,495,000.00

                 (v) From the fifth anniversary date but before the sixth anniversary date $3,347,000.00

                 (vi) From the sixth anniversary date but before the seventh anniversary date $3,181,000.00

                 (vii) From the seventh anniversary date but before the eighth anniversary date $2,997,000.00



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              (viii)  From the eighth anniversary date but before the ninth anniversary date $2,790,000.00.

               (ix) From the ninth anniversary date but before the tenth anniversary date $2,560,000.00.

               (x) From the tenth anniversary date but before the eleventh anniversary date $2,304,000.00.

               (xi) From the eleventh anniversary date but before the twelfth anniversary date $2,017,000.00.

               (xii) From the twelfth anniversary date but before the thirteenth anniversary date $1,698,000.00.

               (xiii) From the thirteenth anniversary date but before the fourteenth anniversary date $1,341,000.00.

               (xiv) From the fourteenth anniversary date but before the fifteenth date $943,000.00.

               (xv) From the fifteenth anniversary date of the Commencement Date of this Lease, if Lessee has exercised its option to extend the term of this Lease as provided in SECTION 2 hereof, but before the Lease has terminated, the purchase price shall be $800,000.00.

     The Lanter Family is defined to be Wayne Lanter, Steve Lanter, Jeff Lanter, David Lanter (collectively the "Lanters") and any spouse or child of the Lanters, and any trust whose primary beneficiary is any of the aforementioned persons, and the estate of any of the aforementioned persons during its administration.

          2. In addition, Lessee may purchase the Premises at any time from and after the fifth anniversary date of the Commencement Date of this Lease for the price determined below based upon the Closing Date of the purchase of the Premises.

               (i) From the fifth anniversary date of the Commencement Date of this Lease but before the sixth anniversary date of the Commencement Date of this Lease the purchase price shall be $3,847,000.00.




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                    (ii)    From the sixth anniversary date of the Commencement
          Date of this Lease but before the seventh anniversary date of the Commencement Date of this Lease the purchase price shall be $3,681,000.00.

                    (iii) From the seventh anniversary date of the Commencement Date of this Lease but before the eighth anniversary date of the Commencement Date of this Lease the purchase price shall be $3,497,000.00.

                    (iv) From the eighth anniversary date of the Commencement Date of this Lease but before the ninth anniversary date of the Commencement Date of this Lease the purchase price shall be $3,290,000.00.

                    (v) From the ninth anniversary date of the Commencement Date of this Lease but before the tenth anniversary date of the Commencement Date of this Lease the purchase price shall be $3,060,000.00.

                    (vi) From the tenth anniversary date of the Commencement Date of this Lease but before the eleventh anniversary date of the Commencement Date of this Lease the purchase price shall be $2,804,000.00.

                    (vii) From the eleventh anniversary date of the Commencement Date of this Lease but before the the twelfth anniversary date of the Commencement Date of this Lease the purchase price shall be $2,517,000.00.

                    (viii) From the twelfth anniversary date of the Commencement Date of this Lease but before the thirteenth anniversary date of the Commencement Date of this Lease the purchase price shall be $2,198,000.00.

                    (ix) From the thirteenth anniversary date of the Commencement Date of this Lease but before the fourteenth anniversary date of the Commencement Date of this Lease the purchase price shall be $1,841,000.00.



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                    (x)     From the fourteenth anniversary date of the
          Commencement Date of this Lease but before the fifteenth anniversary date of the Commencement Date of this Lease the purchase price shall be $1,443,000.00.

                    (xi) From the fifteenth anniversary date of the Commencement Date of this Lease if Lessee has exercised its option to extend the term of this Lease as provided in SECTION 2 hereof but before the Lease has terminated, the purchase price shall be $1,000,000.00.

Lessee shall also pay any sums that are, pursuant to any provisions of this Lease, due and owing from Lessee to Lessor on the Closing Date. The Purchase Price shall be paid in cash or certified check on the Closing Date unless otherwise agreed to by the parties.

     Nothing in this SECTION 4 shall release or discharge Lessee from its duty or obligation under this Lease to make any payment of any rent or other sums which, in accordance with the terms of this Lease, become due and payable prior to the Closing Date or its duty and obligation to fully perform and observe all covenants and conditions herein stated to be performed and observed by Lessee prior to the Closing Date.

          (d) TITLE POLICY. Lessor shall deliver to Lessee, at Lessor's expense, at or prior to the Closing Date, a title policy in the amount of the total Purchase Price. The policy shall be issued by a nationally recognized title insurance company. The title policy shall insure merchantable fee simple title in Lessee, subject only to the Permitted Encumbrances and shall include such reasonable endorsements as may be requested by Tenant.

          (e) At or before the Closing Date, Lessor shall deliver to Lessee the following:

               (i) an affidavit in form and substance acceptable to Lessee that Lessor is not a "foreign person" within the meaning of Section 1445(e)(3) of the Internal Revenue Code of 1986, as amended;

               (ii) a closing statement in form and content acceptable to Lessor and Lessee;

               (iii) a warranty deed, properly executed and conveying the Premises to Lessee free and clear of all liens and encumbrances whatsoever except for the Permitted Encumbrances;

               (iv) a Bill of Sale duly executed by Lessor conveying to Lessee title to any personal property, if any, to be conveyed with the Premises, which personal property shall be free and clear of any liens and encumbrances with full warranties of title; and




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                        (v)  any other documents and instruments, or agreements
                as may be required in futherance of the purchase of the Premises.

                (f) On the Closing Date and upon delivery of the above documents and instruments and satisfaction of any and all other conditions herein set forth, Lessee shall pay the full purchase price for the Premises to Lessor, whereupon, this Lease shall, ipso facto, terminate.

                (g) Except as otherwise provided herein, closing costs shall be apportioned between Lessor and Lessee as is customary where the Premises are located.

                (h) In addition, Lessor shall pay the sales, transfer and documentary taxes and conveyance fees, if any, that might become due because of the transfer of the Premises.

                (i) If for any reason whatsoever the purchase of the Premises by Lessee pursuant to valid notice of election to purchase given as aforesaid is not effected on the Closing Date, this Lease shall be and remain in full force and effect according to its terms the same as though no notice of election to purchase had been given.

                (j) The right of Lessee to exercise an option to purchase the Premises under the provisions of this Section shall, at Lessee's option, remain unimpaired notwithstanding any condemnation of title to, or the damage or destruction by fire or other casualty of, all or any part of the Leased Premises, and the provisions of SECTIONS 15 and 16 shall be construed in the light of the effect of said option exercised by Lessee. If Lessee shall exercise its said option and pay the full Purchase Price, then the condemnation awards or insurance proceeds received by Lessor, whether received prior to or after closing, shall belong and be paid to Lessee notwithstanding any other provision in SECTIONS 15 or 16. Notwithstanding the foregoing, if after exercise of this option but prior to the Closing Date any of the Premises are destroyed or substantially damaged by fire or any other cause, or the Premises or part thereof is taken by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated). Lessee shall also have the right to cancel this option by written notice. If this option is canceled, this Lease shall be and remain in full force and effect according to its terms the same as though no election to purchase had been exercised.

5. FIRST MONTH'S RENT AND DEPOSIT - Lessee shall deposit upon execution of this Lease $45,666.66 with Lessor as security for the payment of rent and the compliance by Lessee with other terms of this Lease. This deposit shall be applied to the first month's Fixed Rental under this Lease.

6. TAXES - Promptly upon receipt and prior to payment thereof, Lessor shall provide a copy to Lessee of all bills for real estate taxes and assessments levied, assessed or imposed upon the Premises during the term of this Lease. Lessor agrees that Lessee shall have the right, in Lessee's or Lessor's name, but at Lessee's sole cost and expense, to contest the amount or validity of any tax or assessment by appropriate proceedings, timely instituted, provided that (a) Lessee gives

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Lessor written notice of Lessee's intention to do so at least twenty (20) days prior to the delinquency thereof and (b) Lessee diligently prosecutes any such contest, at all times effectively stays or prevents any official or judicial sale of the Premises, under execution or otherwise, pays any final judgment enforcing any tax or assessment so contested, and promptly procures and records satisfaction thereof. Lessor shall pay all real estate taxes and assessments unless Lessee gives written notice to Lessor as set forth above and notifies Lessor that payment thereof, or payment thereof under protest, would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event Lessor shall, upon request by Lessee, postpone or defer payment of such tax or assessment if (i) neither the Premises nor any portion thereof would, by reason of such postponement or deferment, be in danger of being forfeited or lost, and (ii) Lessee shall have deposited with Lessor cash, a certificate of deposit payable to Lessor, bond or other security reasonably acceptable to Lessor in the amount of the tax or assessment so contested and unpaid. Lessor shall, if requested by Lessee, cooperate with Lessee in any such proceedings; provided, however, that Lessor shall not be liable for any expenses whatsoever in connection therewith.

7. SHORT FORM LEASE - This Lease shall not be recorded, but the parties agree to execute a Short Form Lease setting forth the above option to purchase, substantially in the form attached hereto as EXHIBIT C.

8. UTILITIES - Lessee agrees to promptly pay all electric, gas, water and sewer services and other utilities used or consumed on the Premises.

9. COMPATIBILITY OF PREMISES - Lessor understands that the Premises must be compatible with the storage of food products, as specified on EXHIBIT D attached hereto and by this reference made a part hereof, and the Premises will be so maintained. The expenses for such maintenance shall be included in the Variable Rental Elements.

10.     INSURANCE

        (a)  Property

             (i) Lessor shall throughout the life of this Lease, keep the Premises and all parts thereof constantly insured in an amount equal to the full replacement value thereof, except for land and such parts as, in the opinion of Lessor and Lessee, are not properly subject to insurance, in such insurance company or companies authorized to do business in the State of South Carolina as may be approved by Lessee. The form of the policy or policies and the risks covered thereby, shall be as from time to time reasonably directed by Lessee, and if no form is prescribed by Lessee, such insurance policy shall be "all-risk" extended coverage insurance. The term "full replacement value," as used herein, shall mean the full actual replacement cost. Concurrently with the execution of this Lease and thereafter not less than thirty (30) days prior to the expiration date of the expiring policy(ies) Lessor shall deliver to Lessee a copy or certificate of the policy provided for in this Section.

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             (ii)    Lessor shall also provide a standard form Warehouseman's
Legal Liability Insurance in the event that a Materials Handling Service Agreement, is entered into by and between Lessor and Lessee.

             (iii) Lessee shall provide insurance covering Lessee's inventory and personal property for its full replacement value. Lessor shall not provide insurance protection for Lessee's personal property and inventory, except Warehouseman's Legal Liability Insurance under the condition stated in subparagraph (ii) above.

     (b)     INDEMNIFICATION - LIABILITY INSURANCE

             (i) Lessor shall not be liable to Lessee for any loss or damage to Lessee or to any other person or to the property of Lessee or of any other person except to the extent that such loss or damage shall be caused by the intentionally tortious or negligent act of Lessor, its agents, servants or employees. Subject to SECTION 10(C) of this Lease, Lessee shall and does hereby agree to indemnify and save harmless Lessor, its successors or assigns, from all claims and demands of every kind (unless arising out of or resulting from the negligent or intentional act or omission of Lessor), that may be brought against Lessor, its successors or assigns or any of them for or on account of any damage, loss or injury to persons or property in or about the Premises or the Building and its appurtenances, including damage to the Premises, (i) arising from or out of Lessee's use or occupancy thereof, or (ii) occasioned wholly or in part by any act or omission of Lessee, its agents, servants, contractors, employees or invitees, and from any and all costs and expenses, reasonable counsel fees and other charges which may be imposed upon Lessor, its successors and assigns, or which Lessor, its successor or assigns may incur in consequence thereof. Subject to SECTION 10(C) of this Lease, Lessor shall and does agree to indemnify and save harmless Lessee, its successors or assigns, from all claims and demands of every kind, that may be brought against Lessee, its successors or assigns or any of them, for or on account of any damage, loss or injury to persons or property in or about the Premises arising out of the negligent or intentional act or omission of Lessor, its agent, servants, contractors, employees or invitees, and from any and all costs and expenses, reasonable counsel fees and other charges which may be imposed upon Lessee, its successors and assigns, or which Lessee, its successors or assigns may incur in consequences thereof. The provisions of this SUBSECTION 10(B) shall survive the termination of this Lease.

             (ii) Lessee covenants and agrees that Lessee will, throughout the term of this Lease, carry and pay for comprehensive commercial general liability with contractual liability insurance coverage with a company reasonably satisfactory to Lessor, with a minimum limit of $3,000,000.00 combined single limit per occurrence, and will furnish Lessor with an original signed counterpart of the certificate evidencing such coverage. All insurance maintained by Lessee under this Lease shall name Lessor and/or Lessor's designee as additional insureds, and shall also contain a provision stating that such policy or policies shall not be canceled or materially altered except after 30 days' prior written notice to Lessor, and if applicable, Lessor's designee. If at any time Lessee does not comply with the covenants made in this subsection, in addition to any

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other remedies to which Lessor may be entitled, Lessor may, at Lessor's option, cause insurance as aforesaid to be issued, and Lessee agrees to pay the premium for such insurance within 10 days of Lessor's written demand, together with 15% of such premium for reimbursement to Lessor for Lessor's ancillary administrative expenses related thereto.

     (c) SUBROGATION - Each party (the "Releasing Party") hereby releases the other party (the "Released Party") from any and all liability or responsibility (to the Releasing Party by way of subrogation or otherwise) which the Released Party would, but for this Section 10(c) have had to the Releasing Party during the term of this Lease, resulting from the occurrence of any accident or occurrence or casualty (i) which is or would be covered by a fire and extended coverage policy (with vandalism and malicious mischief endorsement attached) (irrespective of whether such coverage is being carried by the Releasing Party), or (ii) covered by any other casualty or property damage insurance being carried by the Releasing Party at the time of such occurrence, even if such casualty resulted in whole or in part from any act or neglect of the Released Party, its partners, officers, agents or employees; provided, however, that the releases herein contained shall not apply to any loss or damage occasioned by the intentionally tortious act of the Released Party. Each Party hereto shall obtain a waiver from any insurance carrier with which it carries insurance covering the Premises or the contents thereof, releasing its subrogation rights against the other party.

11. REPAIRS, MAINTENANCE, SECURITY, HOUSEKEEPING, SANITATION - In the event that a Materials Handling Service Agreement is entered into by and between Lessor and Lessee, Lessor shall maintain all portions of the Premises in good repair and shall be responsible for all repairs to racks, heating, docks and accessories, including security system and fire prevention equipment. Lessor will also be responsible for and shall conduct throughout the term hereof: (a) routine housekeeping operations to keep the Premises free from dirt and debris and (b) insect and rodent control including trapping not only in the storage area but also the dock area and building perimeter. Should said Materials Handling Service Agreement not be entered into as hereinabove provided, or if entered into, be terminated prior to the expiration of the term of this Lease, Lessee shall assume responsibility subject to SECTION 10(C) hereof, for all maintenance, security, housekeeping, and sanitation referred to in this Lease including this SECTION 11 and SECTIONs 3 and 9, herein, and maintenance costs shall be removed as a Variable Rental Element from the calculation of Variable Rental. In the event that Lessee assumes responsibility for the maintenance of the Building, it shall not be responsible for the cost or repair of latent defects (as defined in SECTION 3(B)), construction defects, costs attributable to correct any work not in compliance with the Plans and Specifications, or costs attributable to Lessor's negligence, and such repairs shall be made by Lessor at its sole cost and expense. In addition, Lessee, for purposes of its maintenance obligations hereunder, shall have the benefit of all warranties and guarantees which Lessor may have upon construction of the Building, to the extent said warranties and guarantees are assignable, and Lessor shall assign to Lessee all of said warranties and guarantees, to the extent assignable.



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12.  DEFAULT

     A. EVENTS OF DEFAULT - The following events shall be deemed to be events of default by Lessee under this Lease:

          (1) Lessee shall fail to pay any installment of the rent herein reserved when due, or any other payment or reimbursement to Lessor required herein when due, and such failure shall continue for a period of ten (10) days after written notice thereof to Lessee.

          (2) Lessee shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

          (3) Lessee shall file a petition under any section or chapter of the National Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof; or an order for relief shall be entered against Lessee in any proceedings filed against Lessee thereunder.

          (4) A receiver or trustee shall be appointed for all or substantially all of the assets of Lessee.

          (5) Lessee shall fail to discharge any lien placed upon the Premises arising from a debt asserted against Lessee within twenty (20) days after any such lien or encumbrance is filed against the Premises, provided, however, the notwithstanding the foregoing, Lessee shall have the right to contest any mechanics' or other similar lien if it notifies Lessor in writing of its intention to do so, posts a bond with surety sufficient to satisfy any and all mechanics' liens and similar liens and all costs associated therewith, it diligently prosecutes such protest, and at all times affectively stays or prevents any official or judicial sale of the Premises, or any part thereof or interest therein, and pays or otherwise satisfies any final judgment adjudging or enforcing such contested lien claim and thereafter promptly procures record release or satisfaction thereof.

          (6) Lessee shall fail to comply with any term, provision or covenant of this Lease other than the foregoing in this SECTION 12 and shall not cure such failure within thirty (30) days after written notice thereof to Lessee (or such longer period as required to cure the default, if Lessee is diligently pursuing the cure of said default).

     B.   REMEDIES

     (1)  Upon the occurrence of any of such events of default described in
          SECTION 12 hereof, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever.

        (a) Terminate this Lease, in which event Lessee shall immediately surrender the Premises to Lessor, and if Lessee fails so to do, Lessor may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the Premises and expel or remove Lessee or any other person who may be occupying the Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor.

        (b) Enter upon and take possession of the Premises and expel or remove Lessee and any other person who may be occupying such Premises or any part thereof, without terminating this Lease and without being liable for prosecution or any claim for damages therefor, and relet the premises and receive the rent therefor.

        (c) Enter upon the Premises, without terminating this Lease and without being liable for prosecution or any claim for damages therefor, and do whatever Lessee is obligated to do under the terms of this Lease; and Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in thus effecting compliance with Lessee's obligations under this Lease, and Lessee further agrees that Lessor shall not be liable for any damages resulting to the Lessee from such action, whether caused by the negligence of Lessor or otherwise.

        (d) Alter all locks and other security devices at the Premises without terminating this Lease.

In the event Lessee fails to pay any installment of rent hereunder after written notice to Lessee and within the cure period provided, to help defray the additional cost to Lessor for processing such late payments Lessee shall pay to Lessor on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten (10) days after demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Lessor's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Lessor's remedies in any manner.

(2) Exercise by Lessor of any one or more remedies hereunder granted or otherwise available shall not be deemed to be in acceptance of surrender of the premises by Lessee, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Lessor and Lessee. All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant.

forcible detainer proceedings, sequestration proceedings or other legal process. Lessee agrees that any re-entry by Lessor may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings and Lessor shall not be liable in trespass or otherwise.

(3) In the event Lessor elects to terminate the Lease by reason of an event of default, then notwithstanding such termination, Lessee shall be liable for and shall pay to Lessor, at the address specified for notice to Lessor herein:
(a) the sum of all rental and other indebtedness accrued to date of such termination; (b) plus, as damages, an amount equal to the difference between (i) the total rental hereunder for the remaining portion of the Lease term (had such term not been terminated by Lessor prior to the date of expiration stated in
Section 1) and (ii) the then present value of the then fair rental values of the Premises for such period.

(4) In the event that Lessor elects to repossess the premises without terminating the Lease, then Lessee shall be liable for and shall pay to Lessor, at the address specified for notice to Lessor herein, all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Lessee to Lessor during the remainder of the Lease term until the date of expiration of the term as stated in SECTION 1 diminished by any net sums thereafter received by Lessor through reletting the premises during said period (after deducting expenses incurred by Lessor as provided in subsection (5) below). In no event shall Lessee be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Lessee to Lessor under this subsection may be brought from time to time, on one or more occasions, without the necessity of Lessor's waiting until expiration of the Lease term.

(5) In case of any event of default by Lessee, or threatened or anticipatory default, Lessee shall also be liable for and shall pay to Lessor, at the address specified for notice to Lessor herein, in addition to any sum provided to be paid above, reasonable brokers' fees incurred by Lessor in connection with reletting the whole or any part of the Premises, the costs of removing and storing Lessee's property, the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Lessor in enforcing or defending Lessor's rights and/or remedies including reasonable attorney's fees, which shall not be less than fifteen percent (15%) of all sums then owing by Lessee to Lessor whether suit is actually filed or not.

(6) In the event of Lease termination or repossession of the Premises for an event of default by Lessee, Lessor shall not have any obligation to relet or to attempt to relet the Premises, or any portion thereof, or to collect rental after reletting; and in the event of reletting, Lessor may relet the whole or any portion of the Premises for any period to any tenant and for any use and purpose.

        (7) If Lessee should fail to make any payment or cure any default hereunder within the time herein permitted, Lessor, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Lessee (and enter the Premises for such purpose), and thereupon Lessee shall pay Lessor, upon demand, all costs, expenses and disbursements (including reasonable attorney's fees) reasonably incurred by Lessor in taking such remedial action.

        (8) In the event Lessor shall have taken possession of the Premises pursuant to the authority herein granted then Lessor shall have the right to keep in place and use all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Lessee at all times prior to any foreclosure thereon by Lessor or repossession thereof by any lessor thereof or third party having a lien thereon. Lessor shall also have the right to remove from the Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and to place same in storage at any premises within the County in which the Premises is located; and in such event, Lessee shall be liable to Lessor for costs incurred by Lessor in connection with such removal and storage. Lessor shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof who presents to Lessor a copy of any instrument represented to Lessor by Claimant to have been executed by Lessee (or any predecessor of Lessee) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of the Lessor to inquire into the authenticity of said instrument's copy of Lessee's or Lessee's predecessor's signature thereon and without the necessity of Lessor making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and Lessee agrees to indemnify and hold Lessor harmless from all cost, expense, loss, damage and liability incident to Lessor's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. The rights of Lessor herein stated shall be in addition to any and all other rights which Lessor has or may hereafter have at law or in equity; and Lessee stipulates and agrees that the rights herein granted Lessor are commercially reasonable.

        (9) Nothing herein shall be construed to give rise to or create a warehouseman's lien on or security interest in, any of Lessee's product stored on the Premises.

13. ASSIGNMENT OR SUBLETTING - Lessee shall not sublet or assign the Lease hereunder except with the written consent of Lessor which consent shall not be unreasonably withheld. Such consent is not necessary if the Lease or assignment is made to a subsidiary, affiliate or parent company of Lessee for storage of the same products as stored by Lessee, but such consent and permission of Lessor must be obtained for products which are not the same. Consent of the Lessor will not be unreasonably withheld particularly if such products are compatible and do not alter the physical character of the Building. Provided the Lessee performs all its covenants, agreements, and obligations hereunder, the Lessee shall have the peaceful and quiet enjoyment of the Premises without hindrance on the part of Lessor and the Lessor will warrant and defend the Lessee in the peaceful and quiet enjoyment of the Premises against the lawful claims of all persons claiming by, through, or under Lessor.

14.  ACCESS TO PREMISES -

          (a) If a Materials Handling Service Agreement is in effect between Lessor and Lessee regarding the Premises, Lessor and its representative may, enter the Premises at all reasonable times for the purpose of: (1) examining the same or to make any alterations or repairs to the Premises that Lessor may deem necessary for safety or preservation of the facility;
     (2) exhibiting the Premises for sale or mortgage financing; (3) during the last six (6) months of the term of this Lease for exhibiting the Premises and putting up the usual notice "to rent," which notice shall not be removed, obliterated, or hidden by Lessee; and (4) performing under a Materials Handling Service Agreement between Lessor and Lessee; provided, however, that any such action by Lessor as aforesaid in this section shall cause as little inconvenience to Lessee as reasonably practicable, and such action shall not be deemed an eviction or disturbance of Lessee nor shall Lessee be allowed any abatement of rent, or damage for an injury of inconvenience occasioned thereby.

          (b) If a Materials Handling Service Agreement is not in effect between Lessor and Lessee, regarding the Premises, Lessor and its representative may, upon notifying Lessee in writing at least twenty four
     (24) hours in advance thereof, enter the Premises at all reasonable times for the purpose of: (1) examining the same or to make any alterations or repairs to the Premises that Lessor may deem necessary for safety or preservation of the facility; (2) exhibiting the Premises for sale or mortgage financing, and (3) during the last six (6) months of the term of this Lease for exhibiting the Premises and putting up the usual notice "to rent," which notice shall not be removed, obliterated, or hidden by Lessee, provided, however, that any such action by Lessor as aforesaid in this section shall cause as little inconvenience to Lessee as reasonably practicable, and such action shall not be deemed an eviction or disturbance of Lessee nor shall Lessee be allowed any abatement of rent, or damage for an injury of inconvenience occasioned thereby.

15.  DAMAGE OR DESTRUCTION

     (a) If during the term of this Lease the Premises are damaged by fire or other casualty, but not to the extent that Lessee is prevented from carrying on business in the Premises, Lessor shall promptly cause the Premises and the improvements thereon to be repaired or restored at its sole cost and risk to substantially the condition in which they existed prior to such damage. If such damage renders any portion of the Premises untenantable, the rent reserved hereunder (except for variable rent) shall be reduced during the period of its untenantability proportionately to the amount by which the area so rendered untenantable bears to the entire area of the Premises, and such reduction shall be apportioned from the date of the casualty to the date when the

Premises is rendered fully tenantable. Provided, however, that if Lessor under a Materials Handling Service Agreement then in existence between Lessor and Lessee, can meet Lessee's service requirements for the Premises without additional cost to Lessee, despite the damage to the Premises, then no abatement of rent shall occur. Notwithstanding the foregoing, in the event such fire or other casualty damages or destroys any of Lessee's leasehold improvements, alterations, betterments, fixtures or equipment (exclusive of any such leasehold improvements, alterations, betterments, fixtures or equipment provided to Lessee by Lessor at Lessor's expense at the commencement of this Lease, which shall be restored by Lessor), Lessee shall cause the same to be repaired or restored at Lessee's sole expense (other than Lessee's personal property or equipment, which Lessee may elect, in Lessee's sole discretion, to repair or restore).

        (b) If during the term of this Lease the Premises are rendered wholly untenantable as a result of fire, the elements, or other casualty, Lessor and Lessee shall cause such damage to be repaired in accordance with the provisions of SUBSECTION 15(A). Such restoration shall be completed as promptly as reasonably possible under the circumstances and the fixed rent reserved hereunder shall abate until the Premises are again rendered tenantable. Notwithstanding the foregoing, in the event that it is reasonably determined by Lessor and Lessee that the Premises cannot be repaired by Lessor within one hundred twenty (120) days, and if Lessor is unable to provide alternative, comparable warehouse space sufficient to meet Lessee's service requirements without additional cost to Lessee, then Lessee shall have the right to terminate this Lease by written notice to Lessor within thirty (30) days after the date of such casualty.

16.     CONDEMNATION

        (a) If during the term of this Lease all or a substantial part of the Premises are taken by or under power of eminent domain, this Lease shall terminate as of the date of such taking, and the rent (fixed and variable) shall be apportioned to and abate from and after, the date of taking. Lessee shall have no right to participate in any award or damages for such taking and, subject to SECTION 16(D) below, hereby assigns all of its right, title and interest therein to Lessor. For the purposes of this Section, "a substantial part of the Premises" shall mean such part that the remainder thereof is rendered inadequate for Lessee's business and that such remainder cannot practicably be repaired and improved so as to be rendered adequate to permit Lessee to carry on its business with substantially the same efficiency as before the taking, as determined in Lessor's and Lessee's reasonable judgment.

        (b) If during the term of this Lease less than a substantial part of the Premises (as hereinabove defined) is taken by or under power of eminent domain, this Lease shall remain in full force and effect according to its terms, and Lessee shall not have the right to participate in any award or damages for such taking and Lessee hereby assigns, subject to SECTION 16(D) below, all of its right, title and interest in and to the award to Lessor. In such event Lessor shall at its expense promptly make such repairs and improvements as shall be necessary to make the remainder of the Premises adequate to permit Lessee to carry on its business to substantially the same extent and with substantially the same efficiency as before the taking. If as a result of such taking any part of the Premises is rendered permanently unusable, the rent reserved hereunder shall be reduced in such amount as may be fair and reasonable, which amount shall not exceed the proportion which the area so taken or made unusable bears to the total area which was usable by Lessee prior to the taking. If the taking does not render any part of the Premises unusable, there shall be no abatement of rent.

     (c) For purposes of this Section "taking" shall include a negotiated sale or lease and transfer of possession to a condemning authority under bona fide threat of condemnation, and Lessor alone shall have the right to negotiate with the condemning authority and conduct and settle all litigation connected with the condemnation. As used herein, the words "award or damages" shall, in the event of such sale or settlement, include the purchase or settlement price.

     (d) Nothing herein shall be deemed to prevent Lessee from claiming and receiving from the condemning authority, if legally payable, compensation for the taking of Lessee's own tangible property and damages for Lessee's loss of business, business interruption, or removal and relocation; provided such compensation does not in any way decrease the amount of the award or damages to which Lessor may be entitled by reason of such taking.

17.  SUBORDINATION

     (a) This Lease shall be subject to and subordinate at all times to the lien of any mortgages and/or deeds of trust now or hereafter made on the Premises and to all advances made or hereafter to be made thereunder (unless the mortgagee or holder of the deed of trust elects to have Lessee's interest hereunder superior to the interest of the mortgagee or holder of such deed of trust) on and subject to the following conditions: (i) Lessee and the respective mortgagee have entered into the Non-Disturbance Agreement hereinafter described; (ii) the respective mortgagee shall agree in writing that the lien of its mortgage shall be fully released upon exercise by Lessee of its option to purchase hereunder and upon payment to said mortgagee of the Purchase Price, or part thereof as is specified in writing by Lessor and said mortgagee; and (iii) the mortgagee shall not interfere with, hinder or molest Lessee's right of quiet enjoyment under this Lease, nor the right of Lessee to continue to occupy the Premises, and all portions thereof, and to conduct its business thereon and to be entitled to the rights, benefits and options (including but not limited to options to renew and purchase) granted to Lessee herein in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. Subject to the above conditions, Lessee agrees to execute, within 10 days of Lessor's request therefor, any and all documents which are desired to effect or confirm such subordination.

     (b) As long as Lessee is paying the rent and observing and performing all other terms as provided for in this Lease, the mortgagee, or if more than one, mortgagees, shall not disturb Lessee's possession. To assure that Lessee's quiet enjoyment of the Premises shall not be disturbed, Lessee and mortgagee have entered, or in the case of mortgages filed after the date hereof, will enter, into an agreement (the "Non-Disturbance Agreement") substantially in the form attached hereto as EXHIBIT E and made a part hereof.

        (c) In the event that Lessor should at any time fail to pay any installment or interest under any mortgage, or any other sum required to be paid by Lessor, which failure constitutes a default under any mortgage so as to permit a foreclosure thereof, Lessee, upon being notified by such mortgage of Lessor's default, shall have the right, but not the obligation, to pay such principle, interest or other sums of which Lessor is in default, and to deduct the amount of such payment, along with the costs incurred by Lessee on account of Lessor's default, from the successive installments of rent then due or thereafter due, until Lessee is fully reimbursed for any and all such payments, costs, expenses and interests.

18. RIGHT TO PERFORM COVENANTS - If Lessee shall fail to perform any covenant or duty required of it by this Lease or by law or shall take any action requiring Lessor's consent without having obtained such consent, Lessor shall have the right (but not the obligation), after giving Lessee such notice and right to cure as provided for herein, to perform such covenant or duty or to take any action to terminate any acts of Lessee undertaken without Lessor's consent, and if necessary to enter the Premises for such purposes without notice. The cost thereof to Lessor shall be payable by Lessee, within 10 days of Lessor's demand therefor, and Lessor shall have the same rights and remedies with respect to such costs as for rent. If Lessor shall fail to perform any covenant or duty required of it by this Lease or by law, Lessee shall have the right (but not the obligation), upon thirty (30) days prior written notice to Lessor, to perform such covenant. The cost thereof to Lessee shall be payable by Lessor within ten (10) days after Lessee's demand therefor, and if Lessor fails to so pay Lessee, Lessee shall have the right to offset such costs against any and all rent due hereunder, or, in the event Lessee exercises the option to purchase set forth in SECTION 4 of this Lease, to credit any and all of said costs against the Purchase Price.

19. WATER AND OTHER DAMAGE - Unless caused by Lessor's intentionally tortious act, Lessor shall not be liable for, and Lessor is hereby released and relieved from, and Lessee hereby waives, all claims and demands of any kind by reason of or resulting from, damage or injury to person or property of Lessee, or any other party, directly or indirectly caused by (a) dampness, water, rain or snow, in any part of the Premises or in any part of the building, the land, or of any portion thereof leased to Lessee (whether attributable to roof leakage or otherwise) and/or (b) any leak or break in any gas or electric line in any part of the Premises, or any leak or break in any pipes, appliances or plumbing, or from sewers, or from any other place or any part of the buildings, Land, or any portion thereof leased to Lessee.

20. COVENANT OF QUIET ENJOYMENT - So long as the Lessee pays the rent, and performs all of its obligations in this Lease, the Lessee's possession of the Premises will not be disturbed by Lessor, or any party claiming by, through or under Lessor.

21. LIMITATION ON TENANTS RECOURSE - The Lessee's sole recourse against the Lessor, and any successor to the interest of the Lessor in the Premises, is to the interest of the Lessor, and any such successor, in the Premises. The Lessee will not have any right to satisfy any judgment which it may have against the Lessor, or any such successor, from any other assets of the Lessor, or any such successor. In this Section the terms "Lessor" and "successor" include the shareholders, venturers, and partners of "Lessor" and "successor" and the officers, directors, and employees of "Lessor" and "successor". The provisions of this section are not intended to limit the Lessee's right to seek injunctive relief or specific performance, or the Lessee's right to claim the proceeds of insurance (if any) specifically required to be maintained by the Lessor hereunder. This provision will not be applicable to losses, damages or liabilities suffered by Lessee arising out of any fraud or willful or intentional misrepresentation in this Lease by Lessor or other intentionally tortious act of Lessor.

22. MISCELLANEOUS - ESTOPPEL CERTIFICATES - Within no more than thirty (30) days after written request by Lessor, Lessee will execute, acknowledge, and deliver to Lessor a certificate stating (a) that this Lease is unmodified and in full force and effect, or, if the Lease is modified, the way in which it is modified accompanied by a copy of the modification agreement, (b) the date to which rental and other sums payable under this Lease have been paid, (c) that no notice has been received by Lessee of any default which has not been cured, or, if such a default has not been cured, what Lessee intends to do in order to effect the cure, and when it will do so, (d) that Lessee has accepted and occupied the Premises, (e) that Lessee has no claim or offset against Lessor, or, if it does, stating the circumstances which gave rise to the claim or offset, (f) that Lessee is not aware of any prior assignment of this Lease by Lessor, or, if it is, stating the date of the assignment and assignee (if known to Lessee), and (g) such other matters as may be reasonably requested by Lessor. Any such certificate may be relied upon by any prospective purchaser of the Premises and any prospective mortgagee or beneficiary under any deed of trust or mortgage encumbering the Premises. If Lessor submits a completed certificate to Lessee, and if Lessee fails to object to its contents within thirty (30) days after its receipt of the completed certificate, the matters stated in the certificate will conclusively be deemed to be correct. Furthermore, Lessee irrevocably appoints Lessor as Lessee's attorney-in-fact to execute and deliver on Lessee's behalf any completed certificate to which Lessee does not object within thirty (30) days after its receipt.

23. HOLDING OVER - At the termination of this Lease by lapse of time, Lessee shall forthwith surrender possession of the Premises or, failing to do so, shall pay, at the election of Lessor, for each day possession is withheld, double the Fixed Rental herein to be paid by Lessee hereunder. The provisions of this Section shall not be held to be a waiver by Lessor of any right of re-entry, nor shall the receipt of such double rent, or any other act in apparent affirmance of the tenancy, operate to create a periodic tenancy or a tenancy at will or as a waiver of the right to terminate this Lease at any time.

24.     USE OF PROPERTY

        (a) Manner of Use - Lessee shall not cause or permit the property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, or which constitutes a nuisance or waste. Lessor shall obtain and pay a Certificate of Occupancy and Lessee shall obtain and pay for all other permits, including floor tax or personal property tax.

required for or related to Lessee's occupancy of the property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating or required as a direct result of, the Lessee's use of or activities conducted on the Premises, including the Occupational Safety and Health Act, federal, state and local environmental laws and regulations, and the Americans with Disabilities Act.


        Lessee shall use the Premises as a warehouse for food products and other products dealt in by Lessee or its affiliates so long as compatible with the operation of the Premises as a food warehouse.

        Lessee may not make material changes, alterations, or improvements to the Premises without Lessor's written approval, which approval shall not be unreasonably withheld.

        (b) HAZARDOUS MATERIALS - As used in this Lease, the term "Hazardous Materials" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Lessee shall not cause or permit any Hazardous Material (other than insecticides, pesticides and other substances used in the ordinary course of Lessee's business for pest control, if used in accordance with government standards for a food warehouse) to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises by Lessee, its agents, employees, contractors, sublessees or invitees without the prior written consent of Lessor.

        Lessee represents and warrants that Lessee shall defend, indemnify and hold Lessor harmless from and against any and all claims, damages, demands, actions, causes of action, costs and expenses, including fines, penalties and reasonable attorney fees, on account of, or in any way relating to Hazardous Materials introduced to or used upon the Premises by Lessee.

25. COMPATIBLE WAREHOUSE CUSTOMERS - Lessor hereby agrees that if and to the extent Lessee does not need or use all of the Premises in connection with the warehousing of its products, Lessor will use its best efforts to obtain additional compatible warehouse customers for the Premises to utilize space not needed by Lessee in connection with its use of the Premises. Such additional warehouse customers and the length of their respective lease, storage or warehouse agreement shall be subject to the prior written approval of Lessee. All storage charges paid by such additional warehouse customers shall be applied to reduce the amount of Fixed Rental and Variable Rental payable by Lessee hereunder.

26. ENTIRE AGREEMENT - This Lease contains the entire agreement between the parties and any executory agreement hereafter made shall be ineffective to change, modify or discharge the Lease in whole or in part unless such executory agreement is in writing and signed by both of the parties hereto.

27. GOVERNING LAW - This Lease shall be interpreted and enforced in accordance with and governed by the laws of the State of South Carolina, and any litigation which may arise shall be litigated in the State of Missouri, except that any litigation affecting possession of, or an estate in, the Premises requiring enforcement in South Carolina shall be litigated in South Carolina.

28. NOTICES - Notices and demands shall be given by Certified Mail at the addresses below, or at such other address as either party may by notice designate:

        LESSEE:         AMERICAN ITALIAN PASTA COMPANY
                        1000 Italian Way
                        Excelsior Springs, MO  64024

        LESSOR:         LANTER COMPANY
                        1600 COLLINSVILLE AVENUE
                        MADISON, IL  62060
                        ATTENTION:  PRESIDENT

29. SURVIVAL OF OBLIGATIONS - All obligations of Lessee or Lessor which by their nature involve performance, in any particular, after the end of the term, or which cannot be ascertained to have been fully performed until after the term of this Lease has expired or been terminated, and all representations, warranties and indemnifications set forth herein, shall survive the expiration or sooner termination of the term of this Lease.

30.     REPRESENTATIONS AND WARRANTIES OF LESSOR -

        (a) Lessor is a Delaware corporation, duly organized validly existing and in good standing in the State of South Carolina. Lessor has full right and authority to enter into this Lease for the full term hereof and has taken all action necessary to authorize this Lease.

        (b) All utilities necessary for the use and operation of the Premises under this Lease are available at the Premises.

        (c) Lessor has not dealt with or used any real estate agent or broker in connection with this Lease.

     (d) To the best of Lessor's knowledge, the Premises are in compliance with all applicable statutes, ordinances, rules, regulations, orders and other governmental requirements. The Premises shall be constructed by Lessor in accordance with all applicable building codes, laws and regulations.

31. SIGNS. Lessee shall have the right to erect such signs on the Premises as it desires.

32. EXPANSION OF PREMISES. Lessor acknowledges and agrees that it agreed to construct the Building and to enter into this Lease with Lessee on the understanding that Lessee may desire, during the Initial Term or any renewal term of this Lease, that the Building described in this Lease be expanded to accommodate the distribution and warehouse needs of Lessee. Lessor, upon written notification by Lessee, agrees to finance and construct any such expansion of the Building as desired by Lessee, and such expansion space (the "Expansion Space") shall be deemed to be a part of the Premises and shall be leased to Lessee on the same terms and conditions as set forth in this Lease, except for
(i) Fixed Rental, which shall be adjusted to reflect the cost to Lessor of constructing the Expansion Space and shall be negotiated in good faith by Lessor and Lessee, and (ii) the Purchase Price under SECTION 4 hereof, which also shall be accordingly adjusted by agreement of the Lessor and Lessee. Upon completion of the Expansion Space, Lessor and Lessee shall execute an addendum to this Lease reflecting the correct legal description of the Premises, including the Expansion Space, the revised Purchase Price under SECTION 4, and the revised Fixed Rental, and shall also execute and record an amendment to the Memorandum of Lease to reflect the foregoing.

33. ARBITRATION. Except for a dispute relating to a failure by Lessee to pay Fixed Rental herein, in the event of any dispute between the parties regarding any matter arising under this Lease, Lessor and Lessee will make a sincere and earnest effort to resolve and settle such dispute by friendly and good faith negotiation and discussion. If, despite such cooperative effort, any such dispute cannot be resolved within thirty (30) days, the dispute shall thereafter, upon ten (10) days' prior written notice from one party to the other, be submitted and settled by arbitration. Such arbitration shall be effected by arbitrators selected as provided below and shall be conducted in accordance with the rules of the American Arbitration Association existing at the time of submission and in accordance with the laws of the State of South Carolina.

The dispute shall be submitted to three (3) arbitrators, one of whom shall be selected by the Lessor, one of whom shall be selected by Lessee, and the third of whom shall be selected by the two arbitrators so selected, or if they cannot agree, such third arbitrator shall be selected by the American American Arbitration Association. In the event either Lessor or Lessee, within thirty (30) days after any notice of arbitration referred to above shall not have selected its arbitrator and given notice thereof to the other party, such arbitrator shall be selected by the American Arbitration Association. Any necessary arbitration hearings shall be conducted, unless otherwise agreed by all of the arbitrators in Columbia, South Carolina. The costs of arbitration shall be assumed and paid one-half by Lessor and one-half by Lessee, but the individual costs and expenses of each party (including attorneys' fees) shall be assumed and paid by the party incurring the same.

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




34. ADDENDUM TO LEASE - Upon execution by Lessor and Lessee of the easement referenced on EXHIBIT A attached hereto, the parties shall execute an addendum to this Lease amending EXHIBIT A to include the legal description of and reference to said easement.

          IN WITNESS WHEREOF, the parties hereto executed this document as of the date above first written.

          THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.


WITNESSED BY:                           LESSOR: LANTER COMPANY


/s/ Illegible                     By   Wayne E. Lanter
--------------------------           ---------------------------
                                              CEO
VP FINANCE
--------------------------

WITNESSED BY:                        LESSEE: AMERICAN ITALIAN PASTA
                                     COMPANY


/s/ David E. Watson               By    /s/ Timothy S. Webster
--------------------------           ----------------------------
                                              CEO
VP FINANCE
--------------------------






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